Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (“Agreement”), dated as of June 1, 2026 (the “Effective Date”), is made and entered into by and between Russell W. Ford (“Executive”) and StandardAero, Inc. (“Company”). Executive and Company are individually referred to herein each as a “Party,” and are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Company has employed Executive as Chief Executive Officer;

WHEREAS, Executive has received certain equity-based awards which are set forth on Exhibit A hereto (the “Equity Award Table” and such awards, collectively, the “LTIP Awards”), which, in each case, were granted under, and subject to, the Dynasty Parent Holdings, L.P. and Dynasty Parent Co., Inc. 2019 Long-Term Incentive Plan or the StandardAero, Inc. 2024 Incentive Award Plan (as amended and/or restated, the “2024 Plan”) and an award agreement thereunder (together, the “Equity Agreements”);

WHEREAS, Executive has entered into (i) an Amended and Restated Executive Employment Agreement, dated as of April 4, 2019, with StandardAero Aviation Holdings, Inc. (as amended and/or restated, the “Employment Agreement”) and (ii) a Restrictive Covenants Agreement, dated July 1, 2019, with Dynasty Parent Holdings, L.P. (the “Restrictive Covenants Agreement”);

WHEREAS, Executive and Company mutually desire that Executive’s employment with Company shall terminate effective as of the Separation Date (defined below); and

WHEREAS, Executive and Company, in order to settle, compromise, and fully and finally release any and all claims and potential claims against Company and the Released Parties (as defined herein) arising out of Executive’s employment and the cessation thereof, have agreed to resolve these matters on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants and understandings contained herein, the Parties agree as follows.

1. Transition of Roles.

(a) CEO Transition. Effective as of October 1, 2026 (the “CEO Transition Date”), Executive shall cease to serve as Company’s Chief Executive Officer and such other officer positions with the Company and its affiliates as the Company’s Board of Directors (the “Board”) may request, and hereby resigns from each such position, effective as of the CEO Transition Date.

(b) Resignation from Employment. Executive’s employment with Company and its affiliates shall terminate, and Executive will cease to be employed by Company and its

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affiliates, effective as of December 31, 2026, unless earlier terminated by Company or Executive (the actual date of Executive’s termination of employment with Company, the “Separation Date”).

2. Transition Services.

(a) Employment Transition. During the period from the CEO Transition Date until the Separation Date, Executive will continue to provide services on a full-time basis as an employee of Company (with the title of “Executive Chairman”) in good faith as assigned to Executive by the Board or its Chief Executive Officer, including, without limitation, assisting with the transition of duties to a successor Chief Executive Officer, finalizing transition-related messaging with Company’s executive team, informing Company team members and Company’s executive team, and transitioning Executive’s assignments, matters and duties to the successor Chief Executive Officer. From the date hereof until the Separation Date, Executive (i) will continue to be paid Executive’s base salary, (ii) will continue to participate as an active employee in all applicable employee benefit plans and arrangements of Company and its subsidiaries in accordance with their terms (and, for the avoidance of doubt, Executive will not be eligible to participate as an active employee in any employee benefit plan and arrangement of Company and its subsidiaries following the Separation Date) and (iii) will continue to receive personal security benefits of the type received by Executive immediately prior to the date hereof in an amount not to exceed $75,000. From and after the Separation Date, Executive shall no longer serve in any employee or officer role or in any other like position with Company, or any of its subsidiaries or affiliates. Except as otherwise set forth herein, effective as of the Separation Date, Executive shall cease to hold any position (whether as an officer, director, manager, employee, trustee, fiduciary, or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, Company or any of its subsidiaries or affiliates. Executive shall execute any additional documents or instruments reasonably requested by Company to effectuate the matters described in Paragraphs 1 or 2. Notwithstanding the foregoing, Executive’s employment with Company will at all times remain terminable by either Executive or Company at-will and nothing in this Agreement confers upon Executive any right to continue to serve as an employee or other service provider of Company or interferes with or restricts the rights of Company to discharge or terminate the services of Executive at any time for any or no reason, with or without cause. Executive acknowledges that Company’s obligations under this Agreement are subject to Executive’s continued service as an employee of Company in good standing through December 31, 2026 (or earlier termination by the Company without Cause (as defined in the Employment Agreement)) and Executive’s compliance with the terms of this Agreement.

(b) Board Service. From and after the CEO Transition Date, and subject to any required approval or election in accordance with Company’s governing documents, Executive shall continue to serve as a member of the Board. For the avoidance of doubt, Executive’s service on the Board following the Separation Date shall not constitute employment with Company. Following the Separation Date and during Executive’s service on the Board, Executive shall be eligible to participate in Company’s Non-Employee Director Compensation Program (as amended and/or restated, the “Director Compensation Program”), provided that Executive shall not be eligible to receive an Initial RSU Award (as defined in the Director Compensation Program). During Executive’s service on the Board, Executive shall continue to be eligible to receive coverage under Company’s directors’ and officers’ insurance policies to the same extent as applicable to other members of the Board.

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3. Separation Benefits.

(a)
Subject to (i) Executive’s continued employment with Company in good standing through December 31, 2026 (or earlier termination by the Company without Cause), (ii) Executive’s execution and delivery to Company of the Reaffirmation Clause set forth on the signature page of this Agreement (the “Reaffirmation Clause”) on (and not prior to) the Separation Date and the Reaffirmation Clause becoming effective and irrevocable (the date upon which such Reaffirmation Clause becomes effective and irrevocable, the “Reaffirmation Date”) and (iii) Executive’s continued compliance with this Agreement and each non-competition, non-solicitation, non-disparagement, confidentiality, assignment of inventions covenants and other similar covenant to which Executive is subject (including those contained in the Employment Agreement and Restrictive Covenants Agreement), in consideration of the covenants, promises, and understandings reached by the Parties to this Agreement, including, without limitation, the release of all claims provided by Executive in Paragraph 5 below and the Reaffirmation Clause, Executive shall receive the following payments and benefits:

(i) Company will cause to be paid to Executive an amount in cash equal to Executive’s annual bonus for Company’s 2026 fiscal year (the “2026 Bonus”) (based on actual performance as determined by the Board in good faith), which 2026 Bonus will be paid in a lump sum at the same time in 2027 as annual performance bonuses for 2026 are paid to Company’s other executive employees;

(ii) Each LTIP Award that is designated in the Equity Award Table as a “Pre-IPO Award” shall, to the extent outstanding and unvested as of the Separation Date, remain outstanding and eligible to become vested in accordance with its terms, with any continued employment requirement being deemed to be satisfied;

(iii) Each LTIP Award that is designated in the Equity Award Table as a “Post-IPO RSU Award” shall, to the extent outstanding and unvested as of the Separation Date, become fully vested upon the Separation Date; and

(iv) Each LTIP Award that is designated in the Equity Award Table as a “Post-IPO Option Award” shall, to the extent outstanding and unvested as of the Separation Date, become fully vested upon the Separation Date;

For the avoidance of doubt, if the Company determines that Executive has breached any non-competition, non-solicitation, non-disparagement, confidentiality, assignment of inventions covenants or other similar covenants to which Executive is subject (including those contained in the Employment Agreement or the Restrictive Covenants Agreement), the LTIP Awards shall be automatically forfeited for no consideration. Other than the LTIP Awards set forth in the Equity Award Table and 606,955 fully-vested shares of Company common stock held by the La Dolce Vita Family Trust, Executive acknowledges and agrees that Executive does not hold (whether directly, indirectly or beneficially) any other equity or equity-based interests in Company or its affiliates.

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(b) Executive agrees that Company shall not be liable for any tax obligations Executive may incur with respect to any payments to be made under this Agreement, and Executive agrees to hold Company harmless therefrom. Executive further agrees to defend, indemnify, protect, and hold harmless Company and the Released Parties (as defined below in Paragraph 5) from any efforts by any governmental authority that may seek to collect from Company or any of the Released Parties any taxes owed by Executive related to any payments made pursuant to this Agreement.

(c) To the extent not already paid, upon or following the Separation Date, Company shall pay or provide to Executive any earned but unpaid salary, any expense reimbursements owed to Executive and any vested amount accrued and arising from Executive’s participation in, or vested benefits accrued under any employee benefit plans, programs or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. Except as otherwise provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or as specifically provided in this Agreement, all of Executive’s rights to salary, benefits and other amounts (if any) shall cease on the Separation Date. Except as expressly set forth in Paragraph 3, Executive will not receive any severance, termination or other payments in connection with Executive’s separation from Company at any time.

4. Adequate Consideration. Executive acknowledges and agrees that the consideration set forth in Paragraph 3(a) of this Agreement (including its subparts) is adequate consideration for the release set forth in Paragraph 5 herein and the Reaffirmation Clause, and all other promises, covenants, and agreements made by Executive in this Agreement.

5. Release of All Claims. Executive, for Executive, Executive’s spouse (if any), on behalf of their marital community (if any), and on behalf of their respective heirs; issue; trusts; family foundations; agents; estates; representatives; executors; and successors and assigns of each of the foregoing (herein collectively referred to in this Paragraph 5 as “Executive”), hereby fully, forever, irrevocably, and unconditionally releases and discharges Company, including Company’s past and present officers; directors; managers; partners; shareholders; members; parents, subsidiaries, and affiliates (including, but not limited to: Dynasty Intermediate Co., Inc.; Dynasty Acquisition Co., Inc.; The Carlyle Group and its affiliates; StandardAero Holding Corp.; StandardAero Aviation Holdings, Inc.; Standard Aero Holdings, Inc.; Associated Air Center, Inc.; PTS Aviation, LLC; International Governor Services, LLC; PAS Technologies, Inc.; Barrett Turbine Engine Company; StandardAero Atlantic USA, Inc.; Jet Aviation Specialists, LLC; Repair Co., Inc.; Accel Aviation Accessories, LLC; Safe Fuel Systems, LLC; B&E Aircraft Component Repair, Inc.; EB Airfoils, LLC; Electron Beam Development, LLC; Western Jet Aviation, Inc.; Western Jet Leasing, LLC; Aero Turbine, Inc.; StandardAero Business Aviation Services, LLC; Dallas Airmotive, Inc.; Standard Aero Canada, Inc.; StandardAero (Alliance), Inc.; Standard Aero (San Antonio) Inc.; StandardAero (UK) Holdings Ltd.; StandardAero Nova Scotia Company; SAComponent Services (Ireland) Holding Limited; Vector Aerospace Africa (Proprietary) Limited; and all domestic and foreign subsidiaries and affiliates of each of the foregoing); successors; assigns; predecessors; agents; insurers; employees; representatives; lawyers; administrators; and all persons acting by, through, under, or in concert with them (collectively, the “Released Parties”), from any and all claims which Executive has now or may

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have against them, or any of them, which arose or could have arisen out of any act or omission occurring from the beginning of time to the Effective Date of this Agreement (or, for purposes of the Reaffirmation Clause, the Reaffirmation Date), whether now known or unknown, asserted or unasserted. This release includes, but is not limited to, any and all claims brought or that could be brought pursuant to or under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act (ERISA), the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Family and Medical Leave Act, the Equal Pay Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, or in any provision of any state’s laws, or in any local or municipal statute, ordinance, or regulation, all as amended, that pertains or relates to, or otherwise touches upon, the employment relationship or the relationship between Executive and Company, as well as any and all actions for breach of contract, express or implied, breach of the covenant of good faith and fair dealing, express or implied, promissory estoppel, wrongful termination in violation of public policy, all other claims for wrongful termination and constructive discharge, and all other tort claims, including, but not limited to, assault, battery, false imprisonment, intentional interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, negligence, negligent investigation, negligent hiring, supervision, or retention, defamation, libel, slander, intentional or negligent misrepresentation, tortious interference, fraud, fraudulent concealment, and any and all claims under any other laws and regulations relating to hiring, employment, employment termination, employment discrimination, harassment, and/or retaliation, wages, hours, bonuses, commissions, expense reimbursement, deductions from pay, employee benefits, compensation, sexual harassment, and any and all claims for attorneys’ fees and costs, pursuant to or arising under any federal, state, or local statute, law, regulation, ordinance, or order. This release of claims expressly includes, but is not limited to, any and all claims, both known and unknown, arising out of and/or in any way related to Executive’s employment with Company, including but not limited to claims arising out of or relating to the circumstances of Executive’s separation from employment with Company, and any and all other matters between Executive and Company or any of the Released Parties, up to the Effective Date of this Agreement (or, for purposes of the Reaffirmation Clause, the Reaffirmation Date). However, by signing this Agreement, Executive does not waive any rights or claims that may arise after the Effective Date of this Agreement (or, for purposes of the Reaffirmation Clause, the Reaffirmation Date), nor does Executive waive any vested rights Executive may have, if any, under any Company-sponsored group benefit plan, or any rights or claims that cannot be waived as a matter of law.

6. No Pending Claims. Executive represents and warrants that there are no claims, charges, complaints, lawsuits, actions, or any similar matters of any kind filed or reported by Executive or on Executive’s behalf presently pending against Company or any of the Released Parties, in any forum whatsoever, including, without limitation, any federal or state court, or before any federal, state, or local administrative agency, including, but not limited to, the U.S. Equal Employment Opportunity Commission (“EEOC”), the U.S. Department of Labor (“DOL”), the National Labor Relations Board (“NLRB”), or any state or local fair employment practices or civil rights agency or any other administrative agency or governmental body possessing jurisdiction over employment-related claims.

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7. Reaffirmation Clause. Executive agrees to sign the Reaffirmation Clause on (and not prior to) the Separation Date, in order to extend and reaffirm the promises made by Executive in this Agreement, including but not limited to the release of claims set forth in Paragraph 5, through the Separation Date, and Executive hereby acknowledges that Executive’s timely execution and non-revocation of the Reaffirmation Clause is an express condition to Executive’s rights to receive the consideration set forth in Paragraph 3.

8. Covenant Not to Sue. Executive specifically covenants not to file or report any claims, charges, complaints, lawsuits, actions, or any similar matters of any kind, on Executive’s own behalf or in any class, collective, or representative capacity, in any state or federal court or before any federal, state, or local administrative agency, board, or governing body, against Company or any of the Released Parties on and/or for any and all of the claims released by this Agreement. Notwithstanding the foregoing, Executive and Company agree that nothing in this Agreement prevents or prohibits Executive from: (a) making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this Agreement, or as required by law or legal process; (b) participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency or legislative body, and/or pursuant to the Sarbanes-Oxley Act, including the Securities and Exchange Commission and the Department of Justice, without notifying Company; (c) testifying in, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization; (d) exercising any rights Executive may have under Section 7 of the National Labor Relations Act; or (e) filing a charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, or any similar state or local agency, provided, however, to the fullest extent provided by law, Executive acknowledges and agrees Executive is waiving any right to recover monetary damages and other relief in connection with any such filing, but not the right to recover a whistleblower award, which Executive retains. To the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Executive agrees to give prompt written notice to Company so as to permit Company to protect its interests in confidentiality to the fullest extent possible. Further, nothing in this Agreement is intended to or shall restrict Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Executive is hereby notified that Executive should consult with an attorney prior to executing this Agreement. Executive specifically represents, warrants, and confirms that Executive has no known workplace injuries or occupational diseases which may be compensable under any state’s workers’ compensation laws, and that, if requested and eligible, Executive was provided and not denied any leave requested or any other rights under the Family and Medical Leave Act or any state law equivalent, or any other applicable law providing for leave benefits. In addition, Executive acknowledges receipt of the following notice of immunity rights under the U.S. Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such

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filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”

9. Preclusive Effect of Agreement. Executive understands and agrees that, except as provided in Paragraph 8, this Agreement may be pled as a complete bar to any claim, charge, complaint, lawsuit, or action before any court or administrative body with respect to any claim, charge, complaint, lawsuit, or action under federal, state, local, or other law relating to any possible claim that existed or may have existed against Company and Released Parties, or any of them, arising out of any event occurring from the beginning of time through the Effective Date (or, for purposes of the Reaffirmation Clause, the Reaffirmation Date).

10. Post-Employment Statements. Executive agrees that Executive will not make, directly or indirectly (including by or through electronic means), in Executive’s own name, by or through any representative, or anonymously, any disparaging, defamatory, slanderous, libelous, or knowingly and maliciously false statement to any third person or party concerning or relating to Company or any of the Released Parties, where the purpose of any such statement or statements is intended, or would reasonably be interpreted to be intended, to cause harm to Company or any of the Released Parties, including, but not limited to, any such statement or statements that are intended, or would reasonably be interpreted to be intended, to cause harm to the actual or perceived character, integrity, morality, business acumen, business condition, or business abilities of, or to the products manufactured or sold or the services offered by, those entities or individuals, provided, however, nothing in this Paragraph 10 shall prohibit Executive from making any truthful statement pursuant to legal process (for example, in response to a valid subpoena or when testifying under oath in a deposition) or to any government entity or agent.

11. Non-Admission. Execution of this Agreement and compliance with its terms shall not be considered or deemed an admission by Company of any liability whatsoever, or as an admission by Company of any violation of Executive’s rights or the rights of any other person, a violation of any order, law, statute, or duty, or breach of any duty owed to Executive or any other person. Company specifically disclaims any and all such liability.

12. Dispute Resolution. Section 9 of the Employment Agreement shall apply to the matters described herein and is hereby incorporated by reference as if fully set forth herein, mutatis mutandis.

13. Amendment. This Agreement shall be binding upon the Parties and may not be amended, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by all Parties to this Agreement.

14. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof. Except as provided by Paragraph 15 below, this Agreement supersedes any prior agreements, representations, promises, and understandings between the Parties, and all prior negotiations, agreements, discussions, promises, and understandings are merged in this Agreement.

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15. Continuing Obligations. Notwithstanding the provisions of Paragraph 14 above, it is expressly understood by Executive and agreed between the Parties that provisions in the Employment Agreement and the Restrictive Covenants Agreement that contemplate obligations on the part of Executive after Executive’s employment with Company terminates shall survive the termination of Executive’s employment with Company and shall continue to apply to, bind, and obligate Executive on the terms and conditions as set forth in those agreements. Executive expressly acknowledges and agrees to comply with those obligations, which include, but are not limited to, maintaining the confidentiality of and not improperly disclosing confidential Company information or confidential information of the Released Parties and refraining from competing with Company and the Released Parties on the terms set forth in the Employment Agreement and the Restrictive Covenants Agreement.

16. Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without regard to the conflicts of laws principles thereof that would result in the application of the laws of a different jurisdiction.

17. Counterparts/Facsimile Signatures. This Agreement may be signed in original or in counterparts. Each counterpart shall be deemed an original and, taken together, the counterparts shall constitute one and the same agreement, which shall be binding and effective. Electronic signatures transmitted via Adobe Acrobat .pdf file format or via DocuSign or similar electronic signature platform shall be sufficient and fully binding.

18. Severability. Should any provision in this Agreement be declared or determined by a court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement; provided, however, that if Paragraph 5 of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable, this Agreement shall be voidable at the sole option of Company.

19. Waiver. The failure of a Party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any provision of this Agreement must be in a written instrument signed and delivered by the Party waiving the provision.

20. Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

21. Construction. The Parties hereto acknowledge and agree that each Party has participated or had the opportunity to participate in the drafting of this Agreement, that each Party has had the opportunity to have this document reviewed by the respective legal counsel for the Parties hereto, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any Party shall be drawn from the fact that one Party has drafted any portion hereof.

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22. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, as applicable, Executive’s and Company’s respective successors, assigns, heirs, estates, and representatives.

23. Attorneys’ Fees and Costs. Executive and Company agree that each Party will bear that Party’s own costs and attorneys’ fees, if any, in connection with all matters related to Executive’s separation from employment with Company and the negotiation and execution of this Agreement. In the event of any claim, controversy, or dispute arising out of or relating to this Agreement, or the breach hereof, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and taxable and non-taxable costs in connection with any court proceeding or arbitration.

24. Return of Company Property. Executive agrees that no later than the Separation Date, Executive shall return to Company all property of Company or any of its affiliates in Executive’s possession, including, without limitation, all files, spreadsheets, notes, reports, plans, presentations, product information, service information, records, documents, or copies of the foregoing, as well as all computers, laptops, or similar electronic devices and associated peripheral devices (including, without limitation, any removable storage media such as external hard drives or thumb drives), other office equipment, smartphones, security cards and/or identification cards, credit cards, keys, and any other such Company or Company affiliates’ property in Executive’s possession. Executive further acknowledges and agrees that no later than the Separation Date, Executive shall delete all Company and Company affiliates’ information from any of Executive’s personal electronic devices or accounts (including, without limitation, from any personally owned smartphone, iPad or similar device, from any personal laptop computer, and from any cloud-based storage accounts). Executive acknowledges and agrees that the obligation to return Company and Company affiliates’ property is ongoing and that Executive will promptly return any such property Executive discovers to be in Executive’s possession after the Separation Date.

25. Cooperation. Executive acknowledges and agrees that Company and certain of the Released Parties may be subject to claims or pending litigation as to which Executive may possess relevant personal knowledge. For a reasonable period following the Separation Date, Executive agrees to provide reasonable cooperation to Company, its investigators, and its attorneys with respect to any investigation, defense, or prosecution of any legal claims that may currently exist or may arise in the future, regardless of their nature. Such reasonable cooperation includes, but is not limited to, providing information, providing written statements and declarations, producing and reviewing documents, and preparing for and testifying truthfully before any court, arbitrator or arbitration panel, tribunal, government agency or deposition officer. Company shall promptly reimburse Executive for Executive’s reasonable pre-approved out-of-pocket expenses associated with any requested compliance with this Paragraph 25. Executive further agrees to not communicate in any manner or means with any current or former employee of Company or any of the Released Parties or such current or former employees’ legal counsel regarding Company, except Executive may communicate regarding such matters with Company’s legal counsel, with Executive’s separate legal counsel (if any), and with government investigators or regulators or law enforcement officials if requested to do so. In any matter which could reasonably result in civil litigation, Executive shall refrain from and refuse to provide any information to any person without first contacting and consulting with Company’s Chief Legal Officer, regardless of whether any litigation is pending. If contacted by any person in such a matter which could reasonably result in

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civil litigation, Executive shall respond that Company is represented by legal counsel and that any inquiry concerning Company should be directed to Company’s Chief Legal Officer. In any criminal matter, Executive is encouraged to consult with Company’s Chief Legal Officer or his designee prior to responding to any request for information from any source in order to preserve any privileged information and, if necessary, to arrange for the appointment of separate legal counsel. Company agrees that it shall make its legal counsel reasonably available upon Executive’s request and shall not unreasonably delay or withhold in providing Executive with an opportunity for any consultation required to be initiated by Executive under this Paragraph 25. Executive shall not disclose the substance of any communication with Company’s attorneys or any person acting under the direction and control of Company’s attorneys to any persons other than Company’s Chief Legal Officer or his designee without the prior written consent of Company’s Chief Legal Officer.

26. Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the ADEA, and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date that Executive signs this Agreement (or, for purposes of the Reaffirmation Clause, the Reaffirmation Date). Executive further acknowledges and agrees that: (a) Executive has entered into this Agreement knowingly, voluntarily and of Executive’s own free will and intending to be legally bound; (b) the payments and benefits described in Paragraph 3 are adequate and satisfactory to Executive and in addition to any other benefits to which Executive is otherwise entitled; (c) Executive has carefully reviewed this Agreement and understands its meaning; (d) Executive has hereby been advised in writing to consult with an attorney in conjunction with this Agreement; (e) Executive is waiving claims that Executive has or may claim to have, from the beginning of time until the date that Executive executes this Agreement, under the ADEA, as amended by the Older Workers Benefit Protection Act; (f) Executive has been given a period of not less than 21 calendar days within which to consider this Agreement (and the Parties expressly agree that such time period to review this Agreement shall not be extended upon any material or immaterial changes to this Agreement); and (g) if Executive signs this Agreement before the expiration of the 21-day review period, Executive voluntarily waives the remainder of such period. Executive has the right to revoke this Agreement at any time within the 7-day period following the date hereof. In order to revoke this Agreement, Executive must provide written notice of revocation to Company, to the attention of the Chief Legal Officer, and such notice of revocation must be received by Company by no later than the seventh day after the date hereof. For the avoidance of doubt, if Executive revokes the Agreement, Executive will not receive the payments and benefits described in Paragraph 3(a).

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SIGNATURE PAGE FOLLOWS

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EXECUTED as of the date written below.

/s/ Russell W. Ford Russell W. Ford Dated: 6/1/2026	STANDARDAERO, INC. By: /s/ Michael L. Kaplan Its: Chief Legal Officer Dated: 6/1/2026

REAFFIRMATION CLAUSE

(to be signed by Executive on (and not before) the Separation Date)

By signing below, Executive extends and reaffirms Executive’s promises, agreements, representations, warranties, and covenants in each of the Paragraphs in the Agreement including those set forth in Paragraph 5 of the Agreement through the Separation Date. Executive may revoke this Reaffirmation Clause for a period of seven (7) days after Executive signs it (the “Revocation Period”). Executive agrees that if Executive elects to revoke this Reaffirmation Clause, Executive will notify Company, in writing, directed to Company’s Chief Legal Officer, on or before the expiration of the Revocation Period. Company’s receipt of proper and timely notice of revocation by Executive in accordance with this clause cancels and voids the Reaffirmation Clause. Provided that Executive does not provide proper and timely notice of revocation, this Reaffirmation Clause will become effective upon the expiration of the Revocation Period.

By:

Russell W. Ford

Dated:

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Exhibit A

Equity Award Table

Original Grant Date	Form of Award	Designation	Total Number of Shares Originally Subject to Award (2)
6/14/2019	Restricted Shares (1)	Pre-IPO Award	2,184,056
4/15/2025	Restricted Stock Units	Post-IPO RSU Award	74,942
4/15/2025	Options	Post-IPO Option Award	248,276
4/15/2026	Restricted Stock Units	Post-IPO RSU Award	74,890
4/15/2026	Options	Post-IPO Option Award	239,063

(1) Held through the La Dolce Vita Family Trust. The “Original Grant Date” refers to the date on which Class B Units in Dynasty Parent Holdings, L.P. were granted to Executive, which were subsequently exchanged for restricted shares.

(2) A portion of each LTIP Award may become vested in accordance with its terms prior to the Separation Date.

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